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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington D. C.  20549

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                                    FORM 8-K

                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of Report
(Date of earliest event reported):                 DECEMBER 29, 1993




                              HECLA MINING COMPANY
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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



                 1-8491                           82-0126240

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        (Commission File Number)         (IRS Employer Identification No.)



        6500 MINERAL DRIVE
        COEUR D'ALENE, IDAHO                              83814-8788

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        (Address of principal executive offices)          (Zip Code)




                                (208) 769-4100
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                        (Registrant's Telephone Number)



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Item 5.  Other Events.

         On December 29, 1993, Hecla Mining Company (the "Company"), two wholly owned Canadian subsidiaries of the Company, and Equinox Resources Ltd., a company incorporated under the laws of the Province of British Columbia and headquartered in Vancouver, Canada ("Equinox"), executed an Acquisition Agreement providing for the Company's acquisition of Equinox. Pursuant to the Acquisition Agreement and related Plan of Arrangement, upon consummation of the transactions contemplated thereby, (i) Equinox common shareholders will receive
0.3 Company common shares, par value $0.25 ("Company Common Shares"), for each outstanding Equinox common share, (ii) holders of Equinox's Series "A" production participating preferred shares will receive newly issued production notes of the Company with the same material terms and conditions, and (iii) outstanding Equinox options and warrants will become exercisable for Company Common Shares. In connection with the acquisition of Equinox, the Company expects to issue approximately 5.7 million Company Common Shares.

         The Board of Directors of the Company and Equinox have each approved the Acquisition Agreement. However, the transactions contemplated by the Acquisition Agreement are subject to a number of conditions including, without limitation, approval by Equinox shareholders, and approval by a Canadian court of the Plan of Arrangement.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  December 29, 1993

                                            HECLA MINING COMPANY



                                            By: /s/ Michael B. White
                                               ---------------------------------
                                               Michael B. White
                                               Vice President - General Counsel
                                                 & Secretary





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